Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated July 16, 2013, in this Registration Statement (Form S-6 No. 333-188081) of Smart Trust, Strategic Growth & Income Trust, Series 3.

/s/ Grant Thornton LLP

Grant Thornton LLP

Chicago, Illinois

July 16, 2013